UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 12, 2016

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan		49022-2692
(Address of Principal Executive Offices)		(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 12, 2016, Whirlpool S.A. (“WHR SA”) and Brasmotor S.A. (“BMT”), both majority-owned indirect subsidiaries of Whirlpool Corporation (the “Company”), issued public announcements in Brazil reporting that Whirlpool do Brasil Ltda., the controlling shareholder of both WHR SA and BMT, intends to acquire the outstanding common and preferred shares of WHR SA and BMT by means of tender offers for the publicly-held shares. Whirlpool do Brasil Ltda. and other Whirlpool entities currently hold 99.20% of the common and 95.68% of the preferred shares of WHR SA and 99.40% of the common and 93.55% of the preferred shares of BMT. The launch of the tender offers (the “Transactions”) is subject to approval by the Brazilian securities regulatory agency and the Brazilian stock exchange, which the Company expects will occur in the fourth quarter. The Company expects the Transactions to be completed by year end. If successful, the Transactions will result in a withdrawal of WHR SA and BMT from the Brazilian stock exchange.

The Company expects the total cost of the Transactions to be approximately 205.8 million Brazilian reais (approximately $62.4 million as of July 10, 2016). The Transactions are expected to result in a simplified corporate structure in Brazil along with an overall reduction in costs. The Company’s 2016 guidance is inclusive of the Transactions.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this current report relating to the Company’s expectations for the timing of regulatory approval, cash flow impacts, and the benefits of the transactions constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, including the risk that the transaction may not be approved by Brazilian regulatory authorities, certain transaction milestones may not be met, or total cost of the Transactions may be different than expected. As such, these statements should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. These statements rely on assumptions which may or may not be realized. Reference should be made to the factors discussed under “Risk Factors” set forth in Whirlpool’s periodic reports filed with the U.S. Securities and Exchange Commission.

IMPORTANT INFORMATION

The Transactions described in this current report are subject to Brazilian disclosure requirements, which are different from those of the United States. This current report is neither an offer to purchase nor a solicitation of an offer to sell securities of WHR SA or BMT. At the time the Transactions are commenced, Whirlpool do Brasil Ltda. will disseminate offer documents as required by applicable law and shareholders of WHR SA and BMT should review such documents carefully.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

July 12, 2016	By:	/s/ BRIDGET K. QUINN
Name: Bridget K. Quinn
Title: Corporate Secretary and Group Counsel